Exhibit 21.1

LANDMARK INFRASTRUCTURE PARTNERS LP

List of Subsidiaries

Name

Landmark Infrastructure Finance Corporation

Landmark Infrastructure Operating Company LLC

Landmark Infrastructure Asset OpCo LLC

Landmark Infrastructure OpCo-R LLC

LD Acquisition Company LLC

LD Acquisition Company 2 LLC

LD Acquisition Company 5 LLC

LD Acquisition Company 6 LLC

LD Acquisition Company 7 LLC

LD Acquisition Company 8 LLC

LD Acquisition Company 9 LLC

LD Acquisition Company 10 LLC

LD Acquisition Company 11 LLC

LDC OpCo Holding Company PTY LTD

LDC OpCo Acquisition Company PTY LTD

LDC Asset OpCo PTY LTD

McCrary Holdings 1 LLC

MD 7 Funding One, LLC

MD 7 Capital Three, LLC

Verus Management Two, LLC